Exhibit 99.1 - Press Release

FOR IMMEDIATE RELEASE – July 16, 2010

Anchor Funding Services, Inc. (OTC Bulletin Board Symbol “AFNG.OB”) reports entering into a Memorandum of Understanding to rescind its acquisition of certain assets of Brookridge Funding LLC.

Boca Raton, Fl. (PR Newswire) July 16, 2010 – Anchor Funding Services, Inc. (OTC Bulletin Board Symbol “AFNG.OB”) announced today that it entered into Memorandum Of Understanding (the "Agreement) with the Minority Members of its 80% owned subsidiary, Brookridge Funding Services, LLC ("Brookridge"). The purpose of this Agreement is to rescind Anchor's  acquisition of certain assets of Brookridge Funding, LLC that occurred on December 7, 2009. Under the terms of the Agreement, the Minority Members of Brookridge have until October 7, 2010 to purchase Anchor's interest in Brookridge at book value and retire Brookridge's debt with its lender, MGM Funding, LLC. If this does not occur by October 7, 2010, then Anchor has until October 12, 2010 to purchase the Minority Members interest at book value. At the Closing of either of these transactions the parties will sign Mutual Releases and the party not purchasing the other party's interests will enter into a non-solicitation agreement preventing it from soliciting Brookridge customers for two years.

In April 2010, Brookridge incurred a credit loss of approximately $650,000 due to what appears to be a fraud committed by a Brookridge client (hereinafter referred to as a "Sherburne Account" client). Anchor’s interest in this loss is 80% or approximately $520,000. Brookridge financed inventory purchased by this client who sold the inventory for the benefit of another company not funded by Brookridge resulting in the loss of Brookridge’s collateral rights in the inventory. As a result, Brookridge recorded a charge of $650,000 for credit losses in April, 2010. Brookridge is currently pursuing all collection remedies available to it under its purchase order and factoring agreements. The Agreement provides for 80% of any recovery of the credit loss to benefit Anchor and the remaining 20% to benefit the Minority Members.

Based on the  anticipated continued growth in Anchor’s core factoring business and continued success with its marketing programs, we expect Anchor’s factoring subsidiary, Anchor Funding Services, LLC, which after the rescission of Brookridge described above, will be Anchor’s sole operating business,  to achieve profitability in the third quarter of 2010.

We are excited about our future expansion opportunities and will continue to communicate important developments as they occur.

About Anchor

Anchor provides innovative accounts receivable funding and credit management services to small and mid-size U.S. businesses.  We also currently provide purchase order financing through our 80% owned subsidiary, Brookridge Funding Services, LLC. Our funding program which is based upon creditworthiness of accounts receivable, provides rapid and flexible financing to support small businesses’ daily working capital needs.

Additional Information

For additional information, a copy of Anchor’s Form 8-K can be obtained on the Internet by going to www.sec.gov, clicking “Search for Company filings,” then clicking “Companies & Other Filers,” typing in our company name and clicking “find Companies.”

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q.  The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company’s ability to attract and retain key personnel. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact Morry F. Rubin, Chairman and C.E.O. (866) 950- 6669 EXT 302
Email: mrubin@anchorfundingservices.com